SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

URBAN ONE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

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(4) Date filed:

Urban One, Inc.

1010 Wayne Avenue, 14th Floor

Silver Spring, Maryland 20910

301-429-3200

THE URBAN ONE 2023 ANNUAL STOCKHOLDERS MEETING WILL

BE TELEPHONIC WITH NO PHYSICAL LOCATION.

THE 2023 ANNUAL MEETING CAN BE ACCESSED BY CALLING TOLL FREE 844-867-6169 AND

ENTERING THE ACCESS CODE 4036158 AT THE PROMPT.

August 04, 2023

Dear Fellow Stockholder:

You are cordially invited to attend the 2023 annual meeting of stockholders of Urban One, Inc. (“Urban One”), to be held on September 14, 2023 at 9:30 a.m. Eastern Time. There will not be a physical meeting location. The 2023 annual meeting can be accessed by calling toll free 844-867-6169 and entering the access code 4036158 at the prompt. You will be able to listen to the meeting live and submit questions during the question and answer period. You will be voting online prior to the meeting by following the instructions on your proxy card. We encourage you to allow ample time for dial-in prior to the call. Please note that you will not be able to attend the meeting in person.

A replay of the 2023 annual meeting will be available from 12:30 p.m. EDT on September 14, 2023 until 12:00 a.m. on EDT on September 21, 2023. Callers may access the replay by calling 866-207-1041; international callers may dial direct 402-970-0847. The replay access code is 3455079. Access to live audio and a replay of the conference call will also be available on Urban One’s corporate website at www.urban1.com. The replay will be made available on the website for seven days after the 2023 annual meeting.

Prior to the meeting, the Class A and Class B stockholders will be asked to vote on several proposals, all of which are described in detail in the attached proxy statement. Also made available are Urban One’s Annual Report on Form 10-K for the year ended December 31, 2022 and, if you are a holder of Class A or Class B common stock, a proxy card.

If you are a Class A or Class B stockholder, it is important that your shares be represented and voted at the meeting. Thus, we are offering you three voting methods apart from in person attendance: (i) by proxy; (ii) by internet voting; and (iii) by phone voting.

If you choose to vote by proxy, after reading the attached proxy statement, please complete, sign, date and promptly return the proxy card in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States. In light of the unique circumstances of the global pandemic, your cooperation in promptly returning your completed proxy card is greatly appreciated.

In addition to voting by proxy, you may use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 13, 2023. Online voting is available at www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Similarly, you may vote by phone by dialing 800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 13, 2023. Have your proxy card in hand when you call and then follow the instructions.

We look forward to your telephonic attendance at the annual meeting.

Sincerely,

Alfred C. Liggins, III
Chief Executive Officer

URBAN ONE, INC.

1010 Wayne Avenue, 14th Floor

Silver Spring, Maryland 20910

301-429-3200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 14, 2023

at 9:30 a.m.

THE 2023 URBAN ONE ANNUAL MEETING WILL BE HELD VIRTUALLY.

THERE WILL NOT BE A PHYSICAL LOCATION FOR THE ANNUAL MEETING.

THE 2023 ANNUAL MEETING CAN BE ACCESSED BY CALLING TOLL FREE 844-867-6169 AND

ENTERING THE ACCESS CODE 4036158 AT THE PROMPT.

NOTICE IS HEREBY GIVEN that the 2023 annual meeting of stockholders of Urban One, Inc., a Delaware corporation (“Urban One”), will be held on September 14, 2023 at 9:30 a.m. Eastern Time. This year’s Annual Meeting will be a completely virtual meeting. There will not be a physical location for the Annual Meeting. The 2023 annual meeting can be accessed by calling toll free 844-867-6169 and entering the access code 4036158 at the prompt. You will be able to listen to the meeting live and submit questions during the question and answer period. You will be voting online prior to the meeting by following the instructions on your proxy card. We encourage you to allow ample time for dial-in prior to the call. Please note that you will not be able to attend the meeting in person.

A replay of the 2023 annual meeting will be available from 12:30 p.m. EDT on September 14, 2023 until 12:00 a.m. EDT on September 21, 2023. Callers may access the replay by calling 866-207-1041; international callers may dial direct 402-970-0847. The replay access code is 3455079. Access to live audio and a replay of the conference call will also be available on Urban One’s corporate website at www.urban1.com. The replay will be made available on the website for seven days after the 2023 annual meeting.

The 2023 annual meeting of the stockholders is being held to consider and act upon the following matters:

(1)	The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified.
(2)	The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong and B. Doyle Mitchell as directors to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified.
(3)	The ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm for Urban One for the year ending December 31, 2023.
(4)	The transaction of such other business as may properly come before the 2023 annual meeting or any adjournment thereof.

At this time, the Board of Directors is not aware of any other business that will be presented for consideration at the 2023 annual meeting.

The Board of Directors Unanimously recommends that the Stockholders Vote “For” each of Proposals 1, 2, and 3 to be presented at the Annual Meeting.

Only Class A and Class B stockholders of record at the close of business on July 24, 2023 will be entitled to vote at the 2023 annual meeting or any adjournment thereof. A list of stockholders entitled to vote at the 2023 annual meeting will be available for inspection by any stockholder, for any reason germane to the meeting, during ordinary business hours during the ten days prior to the meeting at Urban One’s offices at 1010 Wayne Avenue, Silver Spring, Maryland 20910. If you wish to view the list of stockholders, please contact Karen Wishart, Urban One’s Assistant Secretary, at (301) 429-3200.

We hope that you will be able to attend the 2023 annual meeting telephonically. However, whether or not you plan to attend, if you are a holder of Class A or Class B common stock, please vote by completing, dating, signing, and returning the enclosed proxy card promptly to ensure that your shares are represented at the meeting. As noted above, you may also vote by internet or by phone by following the instructions on your proxy card.

By Order of the Board of Directors,

Karen Wishart
Assistant Secretary

Dated: August 04, 2023

URBAN ONE, INC.

1010 Wayne Avenue, 14th Floor

Silver Spring, Maryland 20910

301-429-3200

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 14, 2023

at 9:30 a.m.

THE 2023 URBAN ONE ANNUAL MEETING WILL BE HELD VIRTUALLY.

THERE WILL NOT BE A PHYSICAL LOCATION FOR THE ANNUAL MEETING.

THE 2023 ANNUAL MEETING CAN BE ACCESSED BY CALLING TOLL FREE 844-867-6169 AND

ENTERING THE ACCESS CODE 4036158 AT THE PROMPT.

PROXY STATEMENT

In this proxy statement, Urban One, Inc. is referred to as “we,” “us,” “our,” “Urban One” or “the Company.”

The Board of Directors of Urban One, Inc., a Delaware corporation (“Urban One”) is soliciting your proxy with this proxy statement. Your proxy will be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on September 14, 2023 at 9:30 a.m. Eastern Time.

The 2023 annual meeting can be accessed by calling toll free 844-867-6169 and entering the access code 4036158 at the prompt. You will be able to listen to the meeting live and submit questions during the question and answer period. You will be voting online prior to the meeting by following the instructions on your proxy card. We encourage you to allow ample time for dial-in prior to the call. Please note that you will not be able to attend the meeting in person.

A replay of the 2023 annual meeting will be available from 12:30 p.m. EDT September 14, 2023 until 12:00 a.m. EDT on September 21, 2023. Callers may access the replay by calling 866-207-1041; international callers may dial direct 402-970-0847. The replay access code is 3455079. Access to live audio and a replay of the conference call will also be available on Urban One’s corporate website at www.urban1.com. The replay will be made available on the website for seven days after the 2023 annual meeting.

This Proxy Statement and Urban One’s Annual Report to Stockholders are first being made available to stockholders on or about August 04, 2023.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the accompanying material may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future results and events. You can identify these forward-looking statements by our use of words such as “anticipates,” “believes,” “continues,” “expects,” “intends,” “likely,” “may,” “opportunity,” “plans,” “potential,” “project,” “will,” and similar expressions, whether in the negative or the affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. These forward-looking statements are subject to risks, uncertainties and other factors, some of which are beyond our control, which could cause actual results to differ materially from those forecasted or anticipated in such forward-looking statements.

You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this proxy statement. We undertake no obligation to update these statements or publicly release the result of any revisions to these statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING

Q:  Why did I receive this proxy statement?

You received this proxy statement because our Board of Directors is soliciting your proxy to vote at our annual meeting of stockholders (including any adjournment or postponement of the annual meeting). The annual meeting will be held on Thursday, September 14, 2023 at 9:30 a.m. Eastern Time. The 2023 annual meeting of stockholders will be held exclusively via live teleconference on September 14, 2023, at 9:30 A.M., Eastern Time. There will not be a physical meeting location. The 2023 annual meeting can be accessed by calling toll free 844-867-6169 and entering the access code 4036158 at the prompt. The meeting can also be accessed by calling 409-207-6975 and entering the access code 4036158 at the prompt. A replay of the 2023 annual meeting will be available from 12:30 p.m. EDT September 14, 2023 until 12:00 a.m. EDT on September 21, 2023. Callers may access the replay by calling 866-207-1041; international callers may dial direct 402-970-0847. The replay access code is 3455079. This proxy statement and a copy of our Annual Report on Form 10-K for the year ended December 31, 2022 are first being mailed or otherwise made available on or about August 04, 2023 to stockholders of record at the close of business on July 24, 2023.

Q:  What am I voting on?

You are being asked to consider and vote on the following:

(1)	The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 1);
(2)	The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong and B. Doyle Mitchell as directors to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 2);
(3)	The ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm for Urban One for the year ending December 31, 2023 (Proposal 3); and
(4)	The transaction of such other business as may properly come before the 2023 annual meeting or any adjournment thereof.

No matters other than those referred to above are presently scheduled to be considered at the meeting.

Q:  Who is entitled to vote?

Shareholders of record of Class A and Class B common stock at the close of business on July 24, 2023, the record date, will be entitled to vote at the meeting. As of July 24, 2023, there were 9,853,682 shares of Class A common stock and 2,861,843 shares of Class B common stock issued, outstanding and eligible to vote. Each share of Class A common stock is entitled to one non-cumulative vote and each share of Class B common stock is entitled to ten non-cumulative votes.

Q:  What is a stockholder of record and what is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer, you are considered the stockholder of record with respect to those shares, and the notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

Q:  How do I vote?

You may attend the meeting telephonically and you can vote by proxy, internet or phone. To vote by proxy, sign and date each proxy card you receive and return it to us by mail in the postage-paid envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted as follows:

●	Proxies received from the holders of Class A common stock will be voted FOR:

All of the nominees for Class A director (for which holders of Class B common stock are not eligible to vote).

●	Proxies received from holders of Class A common stock and Class B common stock will be voted FOR:
(i)	All of the other nominees for director;
(ii)	An advisory vote on executive compensation for named executive officers;
(iii)	Ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm for Urban One for the year ending December 31, 2023; and
(iv)	At the discretion of the proxies, on any other matter that may be properly brought before the meeting.

In addition to voting by proxy, you may use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 13, 2023. Online voting is available at www.proxyvote.com. Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Similarly, you may vote by phone by dialing 800-690-6903. You may use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 13, 2023. Please have your proxy card in hand when you call and then follow the instructions.

Votes may be cast in favor of or in opposition to each proposal or, in the case of the election of directors, votes may be cast in favor of the election of each nominee or withheld. Other than in the election of directors, abstentions may be specified on each proposal. Abstentions, instructions to withhold voting authority and broker non-votes are not deemed to be votes cast and, accordingly, will have no effect on the outcome of the voting.

Q:  How do I change my proxy?

You may change or revoke your proxy at any time before the meeting by either notifying our Assistant Secretary or returning a later-dated proxy. The address of our Assistant Secretary is 1010 Wayne Avenue, 14th Floor, Silver Spring, Maryland 20910, Attention: Karen Wishart. If your shares are held in the name of a broker, bank or other record holder (i.e., in “street name”), you must either direct the record holder of your shares how to vote your shares or obtain a proxy from the record holder to vote at the meeting.

Q:  What does it mean if I obtain more than one proxy card?

If you receive more than one proxy card it means you hold shares registered in more than one account. Sign and return all proxy cards to ensure that all of your shares are voted.

Q:  What are the voting rights of the Class A common stock and the Class B common stock?

On each matter submitted to a vote of our stockholders, each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. Members of our Board of Directors are elected by a plurality of votes cast. This means that the nominees that receive the most votes cast will be elected to the board, even if they do not receive a majority of votes cast. At the close of business on July 24, 2023, there were 9,853,682 outstanding shares of our Class A common stock and 2,861,843 outstanding shares of our Class B common stock. Accordingly, a total of 38,472,112 votes may be cast at the meeting. Class C and Class D common stock are not entitled to vote on any proposal presented at the meeting.

Q:  What constitutes a quorum?

A quorum exists when the holders of a majority of the outstanding shares of Urban One voting common stock have been voted prior to the meeting or are present at the meeting by proxy. A quorum is necessary to take action at the meeting. Abstentions, instructions to withhold voting authority and broker non-votes are counted as present for purposes of determining whether there is a quorum. A broker non-vote occurs when a nominee, who holds shares for a beneficial owner, does not vote on a proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. In the event that a quorum is not obtained at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is not present, the stockholders present by proxy may adjourn the meeting to another time or place. Unless the adjournment is for more than 30 days or a new record date is set for the adjourned meeting, no further notice of the adjourned meeting need be given. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Q:  How many votes are needed for approval of each proposal?

If a quorum is present at the meeting:

●	the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock will be necessary for the election of Terry L. Jones and Brian W. McNeill as Class A directors;
●	the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the election of the remaining director nominees; and
●	the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the ratification of the appointment of the independent registered public accounting firm.

Q:  How do our officers and directors intend to vote?

We have been advised by various members of management and the Board of Directors who, in the aggregate, hold or otherwise have voting power with respect to 893,890 shares of Class A common stock and 2,861,843 shares of Class B common stock (together representing in excess of 76.7% of the votes possible) that they intend to vote such shares in favor of each of the proposals to be presented for consideration and approval at the meeting. Further, we are a “controlled company” under rules governing the listing of our securities on the NASDAQ Stock Market because more than 50% of our voting power is held by Catherine L. Hughes, our Chairperson of the board and Secretary, and Alfred C. Liggins, III, our CEO and President. Ms. Hughes and Mr. Liggins together hold shares of stock representing approximately 76.7% of the votes possible.

Q:  What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a stockholder of record and you:

●	Indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board of Directors; or
●	Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:  Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for 2023 (Proposal No. 3) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and, therefore, no broker non-votes are expected to exist in connection with Proposal No. 3.

Q:  Who can attend the Annual Meeting?

All stockholders as of July 24, 2023 can attend telephonically.

Q:  Who will pay the cost of this proxy solicitation?

We will pay all expenses incurred in connection with this proxy solicitation. We will solicit proxies by mail, and the directors, officers and employees of Urban One may also solicit proxies by telephone, facsimile or telegram. Those persons will receive no additional compensation for these services but will be reimbursed for reasonable out-of-pocket expenses.

Q:  Who will count the votes?

Votes cast by proxy or prior to the meeting will be tabulated by the inspectors of election appointed for the meeting.

Q:  Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Q:  Will all subsequent annual meetings be held telephonically, virtually or otherwise without a physical meeting?

Urban One has not made a determination to hold all future stockholder meetings telephonically, virtually or without physical location. While Urban One has made no determinations with respect to future meetings, Urban One reserves the right to hold telephonic or virtual meetings in accordance with applicable law and as other circumstances may dictate.

PROPOSAL 1 — ELECTION OF CLASS A DIRECTORS

(CLASS A COMMON STOCK ONLY)

Two Class A directors will be elected at the 2023 annual meeting to serve until the 2024 annual meeting. The two nominees for Class A directors are Terry L. Jones and Brian W. McNeill. Each of them is an incumbent director. Each of Mr. Jones and Mr. McNeill qualifies as an independent director as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the Board of Directors. To be elected, each nominee must receive the affirmative vote of a plurality of the votes cast by the holders of the Class A common stock. There is no cumulative voting for the Board of Directors. Following is certain biographical information about the nominees for Class A director.

The Board Unanimously Recommends that You Vote “For” each of the Persons

Nominated for Class A Director in Proposal 1.

Terry L. Jones Director since 1995 Age: 76

Mr. Jones is the Managing Member of the General Partner of Syndicated Communications Venture Partners V, L.P. and the Managing Member of Syncom Venture Management Co., LLC (“Syncom”). Prior to joining Syncom in 1978, he was co-founding stockholder and Vice President of Kiambere Savings and Loan in Nairobi, and a Lecturer at the University of Nairobi. He also worked as a Senior Electrical Engineer for Westinghouse Aerospace and Litton Industries. He is a member of the Board of Directors for several Syncom portfolio companies, including Urban One, Inc. He formerly served on the board of the Southern African Enterprise Development Fund, a presidential appointment, and is on the Board of Trustees of Spelman College. Mr. Jones received a B.S. degree in Electrical Engineering from Trinity College, an M.S. degree in Electrical Engineering from George Washington University and a Masters of Business Administration from Harvard University. During the last ten years, Mr. Jones has sat on the boards of directors of TV One, LLC, Iridium Communications, Inc., a publicly held company (“Iridium”), PKS Communications, Inc., a publicly held company, Weather Decisions Technology, Inc., V-me, Inc., Syncom and Verified Identity Pass, Inc. He currently serves on the Board of Directors of Iridium (2001 to present), Syncom and Cyber Digital, Inc., a publicly held company. Mr. Jones’ qualifications to serve as a director include his knowledge of Urban One, his many years of senior management experience at various public and private media enterprises, and his ability to provide insight into a number of areas including governance, executive compensation and corporate finance.

Brian W. McNeill Director since 1995 Age: 67

Mr. McNeill is a founder and Managing General Partner of Alta Communications. He specializes in identifying and managing investments in the traditional sectors of the media industry, including radio and television broadcasting, outdoor advertising and other advertising-based or cash flow-based businesses. Over the last five years, Mr. McNeill has served on the Board of Directors of some of the most significant companies in the radio and television industries including Una Vez Mas, Millennium Radio Group, LLC and NextMedia Investors LLC. He joined Burr, Egan, Deleage & Co. as a general partner in 1986, where he focused on the media and communications industries. Previously, Mr. McNeill formed and managed the Broadcasting Lending Division at the Bank of Boston. He received an MBA from the Amos Tuck School of Business Administration at Dartmouth College and graduated magna cum laude with a degree in economics from the College of the Holy Cross. Mr. McNeill’s qualifications to serve as a director include his knowledge of Urban One, the media industry and the financial markets, and his ability to provide input into a number of areas including governance, executive compensation and corporate finance. His service on the boards of directors of various other media companies also is beneficial to Urban One.

The Board Unanimously Recommends that You Vote “For” each of the Persons

Nominated for Class A Director in Proposal 1.

PROPOSAL 2 — ELECTION OF OTHER DIRECTORS

Four other directors will be elected by the holders of Class A common stock and Class B common stock voting together at the meeting, to serve until the 2024 annual meeting. The four nominees for Class B directors are Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong and B. Doyle Mitchell. Each of the nominees is an incumbent director. Each of Mr. Armstrong and Mr. Mitchell also qualifies as an independent director as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the Board of Directors. To be elected, the four persons nominated for director must receive the affirmative vote of a plurality of the votes cast by all stockholders entitled to vote. There is no cumulative voting for the Board of Directors. The table below contains certain biographical information about the nominees.

The Board Unanimously Recommends that You Vote “For” each of the Persons Nominated in Proposal 2.

Catherine L. Hughes Chairperson of the Board and Secretary Director since 1980 Age: 76

Ms. Hughes has been Chairperson of the Board and Secretary of Urban One since 1980, and was Chief Executive Officer of Urban One from 1980 to 1997. Since 1980, Ms. Hughes has worked in various capacities for Urban One including President, General Manager, General Sales Manager and talk show host. She began her career in radio as General Sales Manager of WHUR-FM, the Howard University-owned, urban-contemporary radio station. Ms. Hughes is the mother of Mr. Liggins, Urban One’s Chief Executive Officer, Treasurer, President and a Director. Over the last ten years, Ms. Hughes has sat on the boards of directors of numerous organizations including Broadcast Music, Inc. and Piney Woods High School. During that period, she also has sat on an advisory board for Wal-Mart Stores, Inc., a publicly held company. Ms. Hughes’ qualifications to serve as a director include her being the founder of Urban One, her over 30 years of operational experience with the Company and her unique status within the African-American community. Her service on other boards of directors and advisory boards is also beneficial to Urban One.

Alfred C. Liggins, III Chief Executive Officer, President and Treasurer Director since 1989 Age: 58

Mr. Liggins has been Chief Executive Officer (“CEO”) of Urban One since 1997 and President since 1989. Mr. Liggins joined Urban One in 1985 as an account manager at WOL-AM. In 1987, he was promoted to General Sales Manager and promoted again in 1988 to General Manager overseeing Urban One’s Washington, DC operations. After becoming President, Mr. Liggins engineered Urban One’s expansion into new markets. Mr. Liggins is a graduate of the Wharton School of Business Executive MBA Program. Mr. Liggins is the son of Ms. Hughes, Urban One’s Chairperson, Secretary and a Director. Over the last ten years, Mr. Liggins has sat on the boards of directors of numerous organizations including the Apollo Theater Foundation, Reach Media, The Boys & Girls Clubs of America, The Ibiquity Corporation, the National Association of Black Owned Broadcasters and the National Association of Broadcasters. Mr. Liggins’ qualifications to serve as a director include his over 25 years of operational experience with the Company in various capacities, including his nationally recognized expertise in the entertainment and media industries.

B. Doyle Mitchell Director since 2020 Age: 61

Mr. Mitchell is President and CEO of Industrial Bank, N.A., headquartered in Washington, DC. He was elected to the Board of Directors of Industrial Bank, N.A. in 1990 and has been President since 1993. Mr. Mitchell previously served on Urban One’s Board from 2008 to 2011 and he currently serves on several boards including the board of the National Bankers Association, which represents the nation’s minority banks. Mr. Mitchell served two consecutive terms as Chairman of the NBA board and continues to serve as Treasurer. Mr. Mitchell also serves on the Independent Community Bankers of America Legislative Issues Committee and he is a former member of the ICBA Safety and Soundness Committee. Mr. Mitchell’s qualifications to serve as a director include his prior knowledge of Urban One, the media industry and the financial markets, and his ability to provide input into a number of areas including governance, executive compensation and corporate finance.

D. Geoffrey Armstrong Director since 2001 Age: 66

Mr. Armstrong is Chief Executive Officer of 310 Partners, a private investment firm. From March 1999 through September 2000, Mr. Armstrong was the Chief Financial Officer of AMFM, which was publicly traded on the New York Stock Exchange until it was purchased by Clear Channel Communications in September 2000. From June 1998 to February 1999, Mr. Armstrong was Chief Operating Officer and a director of Capstar Broadcasting Corporation, which merged with AMFM in July 1999. Mr. Armstrong was a founder of SFX Broadcasting, which went public in 1993, and subsequently served as Chief Financial Officer, Chief Operating Officer and a director until the company was sold in 1998 to AMFM. Mr. Armstrong has served as a director of Nextstar Media Group, Inc. since 2003. Mr. Armstrong has also served on the board of directors of SFXii Entertainment, Capstar Broadcasting Corporation, AMFM and SFX Broadcasting.

Mr. Armstrong brings to Urban One’s Board of Directors his extensive experience as the Chief Executive Officer of several publicly traded companies in the broadcast and communications industry, as well as a member of the audit committee of several publicly traded companies. His service on the boards of public companies in diverse industries allows him to offer a broad perspective on corporate governance, risk management and operating issues facing corporations today.

The Board Unanimously Recommends that You Vote “For” each of the Persons

Nominated for Other Director in Proposal 2.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors is currently comprised of six members, four of whom are neither officers, nor employees of Urban One. During the year ended December 31, 2022, the Board of Directors was comprised of six members, four of whom were neither officers, nor employees of Urban One. The Board held two meetings during the calendar year ended December 31, 2022, and acted three times by unanimous written consent. All six members of the Board of Directors attended more than 75% of the aggregate number of meetings of the board and committees thereof on which he or she served. It is the policy of the Company that all members of the Board of Directors attend annual meetings of the stockholders. All of the directors attended the 2022 annual meeting of the stockholders of the Company.

Controlled Company Exemption

We are a “controlled company” within the meaning of Rule 5615(c)(1) of the NASDAQ Listing Rules, because more than 50% of our voting power is held by Catherine L. Hughes, our Chairperson of the Board and Secretary, and Alfred C. Liggins, III, our CEO and President. See “Security Ownership of Beneficial Owners and Management” below. Therefore, we are not subject to NASDAQ Stock Market listing rules that would otherwise require us to have: (i) a majority of independent directors on the board; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee composed solely of independent directors; (iv) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

Board Leadership Structure

Ms. Hughes has been Chairperson of the Board of Directors since 1980. Since the appointment of Mr. Liggins as CEO in 1997, the roles of Chairperson of the Board and CEO have been separate. We believe it is the CEO’s responsibility to run the Company and the Chairperson’s responsibility to run the Board of Directors. By having Ms. Hughes serve as Chairperson of the Board, Mr. Liggins is better able to focus on running the day-to-day operations of the Company. Bifurcating the roles enables non-management Directors to raise issues and concerns for Board consideration without immediately involving the CEO. The Chairperson or lead Director also serves as a liaison between the Board and senior management and also provides further vision as to the strategic direction of the Company. Finally, the Board has a third leadership position in the Chairperson of our Audit Committee. As discussed below, our Audit Committee is comprised of three independent directors. The Audit Committee is responsible for oversight of the quality and integrity of the accounting, auditing, and reporting practices of Urban One and for the Company’s risk management. The Chair of the Audit Committee effectively serves as a “check” on both the Chairperson and the CEO by representing a strong outside presence with significant financial and business experience.

The Board of Directors believes that the appropriate leadership structure should be based on the needs and circumstances of the Board, the Company and its stockholders at a given point in time, and that the Board should remain adaptable to shaping the leadership structure as those needs change in the future.

Communication with the Board

Our stockholders may communicate directly with the Board of Directors. All communications should be in written form and directed to Urban One’s Assistant Secretary at the following address:

Assistant Secretary

Urban One, Inc.

1010 Wayne Avenue, 14th Floor

Silver Spring, Maryland 20910

Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for Urban One’s Board of Directors. Each communication intended for Urban One’s Board of Directors and received by the Assistant Secretary that is related to the operation of Urban One and is relevant to the director’s service on the board shall be forwarded to the specified party following its clearance through normal review and appropriate security procedures.

Committees of the Board of Directors

The board has a standing audit committee, compensation committee and nominating committee.

Audit Committee

The audit committee consists of D. Geoffrey Armstrong, Brian W. McNeill, Terry L. Jones, and B. Doyle Mitchell, each of whom satisfies the requirements for audit committee membership under the listing standards of the NASDAQ Stock Market. Each of the audit committee members is an “independent director,” as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. The Board of Directors has determined that each of Mr. Armstrong, Mr. McNeill, Mr. Jones, and Mr. Mitchell qualify as “audit committee financial experts,” as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933. The board has adopted a written audit committee charter, which is available on our website at https://urban1.com/urban-one-investor-relations/. The audit committee met five times during the calendar year ended December 31, 2022, and acted one time by written consent.

The audit committee is responsible for oversight of the quality and integrity of the accounting, auditing, and reporting practices of Urban One, and as part of this responsibility the audit committee:

●	selects our independent registered public accounting firm;
●	reviews the services performed by our independent registered public accounting firm, including non-audit services, if any;
●	reviews the scope and results of the annual audit;
●	reviews the adequacy of the system of internal accounting controls and internal control over financial reporting;
●	reviews and discusses the financial statements and accounting policies with management and our independent registered public accounting firm;
●	reviews the performance and fees of our independent registered public accounting firm;
●	reviews the independence of our independent registered public accounting firm;
●	reviews the audit committee charter; and
●	reviews related party transactions, if any.

The audit committee also oversees Urban One’s risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks.

Compensation Committee

Our compensation committee consists of Terry L. Jones, Brian W. McNeill, D. Geoffrey Armstrong, and B. Doyle Mitchell. The compensation committee met one time during the calendar year ended December 31, 2022, and acted once by written consent. The board has adopted a revised written compensation committee charter. The functions of the compensation committee include:

●	reviewing and approving the salaries, bonuses, and other compensation of our executive officers, including stock options or restricted stock grants;
●	establishing and reviewing policies regarding executive officer compensation and perquisites; and
●	performing such other duties as shall from time to time be delegated by the board.

Nominating Committee

Our nominating committee consists of Alfred C. Liggins, III, Catherine L. Hughes, Terry L. Jones, and Brian W. McNeill. The nominating committee is responsible for recommending the criteria for selection of board members and assisting the board in identifying candidates. The nominating committee acted once by written consent during the calendar year ended December 31, 2022. The nominating committee does not have a charter.

The nominating committee reviews the qualifications of all persons recommended by stockholders as nominees to the Board of Directors to determine whether the recommended nominees will make good candidates for consideration for membership on the board. The nominating committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the nominating committee evaluates recommended nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience, and their ability to act on behalf of all stockholders, as well as meet the needs of the Board of Directors, including the need to have a diversity of perspective. In the consideration of diversity of perspective, the nominating committee is most concerned with finding nominees that counter any perceived weaknesses in board composition. Such weaknesses may include weaknesses in perspective based upon race, sex, gender identification, skill sets and industry insight particularly as the Company diversifies its business. Following such evaluation, the nominating committee will make recommendations for director membership and review the recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the board. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The nominating committee recommended to the board that the incumbent directors, be nominated for re-election to the board at the 2023 annual meeting.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees and meets the requirements of the rules of the SEC and the NASDAQ Stock Market. The code of ethics is available on our website, www.urban1.com, or can be obtained without charge by written request to Assistant Secretary, Urban One, Inc., 14th Floor, 1010 Wayne Avenue, Silver Spring, Maryland 20910. We do not anticipate making material amendments to or waivers from the provisions of the code of ethics. If we make any material amendments to our code of ethics, or if our Board of Directors grants any waiver from a provision thereof to our executive officers or directors, we will disclose the nature of such amendment or waiver, the name of the person(s) to whom the waiver was granted and the date of the amendment or waiver in a current report on Form 8-K.

Environmental, Social and Governance Matters

We recognize the importance of environmental, social and governance (“ESG”) matters in governance and in creating and sustaining long-term stockholder value. Given our long-lasting commitment to our stockholders and the communities we serve, we have invested heavily in our operations to ensure that they are conducted in a socially responsible manner. To provide accountability and transparency for our stakeholders, we will provide annual updates to our ESG disclosures.

Environmental

Within our operations, we strive toward our commitment to sustainability through building efficiency measures, use of environmentally friendly supplies, office recycling programs, and sustainable business practices at our consumer facing events. As a company primarily focused on broadcasting and online content, our carbon footprint is reasonably light. However, we recognize that all companies have a role to play in protecting the environment and in environmental sustainability. Further, we recognize that the collective small efforts of each individual can have a much larger aggregate impact on the world around us. Therefore, we are actively seeking ways to reduce energy consumption and waste.

Diversity and Inclusion

As a business founded by an African American woman, diversity and inclusion is engrained in our corporate history. Our Board of Directors is diverse; Catherine L. Hughes, our Founder and Chairperson, is an African American woman, and four of our six directors are minorities. Our President and Chief Executive Officer, who is also a director, Alfred C. Liggins, III is an African American male, as is our Senior Vice President and General Counsel, Kristopher

Simpson. Further, Karen Wishart, our Executive Vice President, and Chief Administrative Officer, is an African American woman, as is Michelle Rice, President of TV ONE. As of December 31, 2022, 74% of our employees were racially diverse, and 45% of our employees were women. We are proud that our organization is governed and propelled by such a diverse group of individuals, which we believe contributes to our Company’s success now, and in the long-term.

Our senior leadership team has introduced various initiatives to ensure that our Company remains inclusive and supportive for all, including: (i) conducting workplace training, which includes focuses on unconscious bias, discrimination and harassment; (ii) leveraging a diverse slate of candidates for all job vacancies, including senior leadership; and (iii) developing content across our multi-media platform that elevates the voice of minority communities to foster equality and inclusion in both the entertainment industry and across the nation.

Board Diversity

As a listed company, our Company is required by Nasdaq to disclose certain self-identified diversity characteristics. Companies are required to provide a board diversity matrix at least once per year to disclose the voluntary self-identification of each member of the company’s board of directors. The below matrix provides our Board’s voluntary self-identification as of July 24, 2023.

Board Diversity Matrix (As of July 24, 2023)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	-	-
Part II: Demographic Background
African American or Black	1	3	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	2	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Corporate Citizenship

The following Report on Corporate Citizenship at Urban One shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

While the Company’s national presence through its on-air radio, television and digital talent is undeniable, our focus on corporate citizenship and local community impact is one of our most notable accomplishments. Following the model established by Cathy Hughes, the Company maintains a philanthropic footprint for each community served within its various markets. We maintain a strong focus on the local communities that we serve. Our on-air talent and staff are vested in providing information resources and solutions to the community. We actively engage with a myriad of community partners’ help to provide career fairs, food drives, back to school programs, voter registration drives, health fairs, and other worthwhile initiatives as part of the Company’s community service efforts. From employment assistance and financial literacy to educational services and voter registration, they seek to make a difference each day, hosting ongoing events throughout the year.

Specific examples during the 2022 calendar year included or during the 2023 calendar year will include:

●	The Annual “Urban Radio Cares for St. Jude Kids” fundraising broadcast to support patients battling cancer and other life-threatening diseases at St. Jude Children’s Research Hospital.
●	The 2022 Urban One Honors Award Show themed, “The Soundtrack of Black America.” The Urban One Honors herald the accomplishments of African Americans who have made extraordinary contributions in entertainment, media, music, education, and the community.
●	Radio One Atlanta Radio hosted Repack the Backpack where listeners with school age kids received school supplies for the second half of the school year.
●	Radio One Atlanta hosted the Black Radio United for the Vote Town Hall to mobilize voter registration and educate listeners about the voting process in advance of the November elections with candidates speaking to the community about their platform and plan.
●	Radio One Baltimore hosted the AFRAM Festival - Baltimore’s festival of African American music and culture has been a regional tradition for more than 30 years.
●	Radio One Charlotte supported the 20th Annual Street Turkeys, in conjunction with Second Harvest Food Bank of Metrolina and Loaves & Fishes on November 23, 2022.
●	Radio One Charlotte in conjunction with the Mecklenburg County Sheriff’s Office of Community Engagement executed the 3rd Annual Holiday Toy Drive benefiting 287 children and 75 families.
●	Radio One Cincinnati created and hosted its back-to-school Sneaker Drive Collection and Distribution.
●	Radio One Cleveland hosted “A Good Thanksgiving” and provided 1,000 turkeys for families in need on Thanksgiving Day.
●	Radio One Dallas sponsored the Walk For Freedom an event created by Opal Lee, considered the Grandmother of Juneteenth. Radio One Dallas supported the annual Juneteenth Walk with public service announcement, an onsite presence and by conducting interviews with Opal Lee to promote her various Juneteenth events.
●	Radio One Houston participated in the Susan G. Komen Race for the Cure Walk and sponsored the Original Martin Luther King Jr. Parade and Celebration.
●	Radio One Indianapolis raised over $270,000 for the local community in the Salvation Army Radiothon.
●	Radio One Philadelphia sponsored the Puerto Rican Day Parade and Fiesta in Partnership with El Concilio – a non-profit organization that helps all communities with initiatives such as adoption.
●	Radio One Philadelphia sponsored a Juneteenth Parade and festival at Malcolm X Park, a free event sponsored by the City of Philadelphia with over 20,000 in attendance.
●	Radio One Raleigh sponsored the “Putters, Pinwheels, and Pearls” Fundraising Gala to benefit the Exchange Family Center, a non-profit organization based in Durham North Carolina that provides services that help prevent child abuse and neglect.
●	Radio One Raleigh sponsored the “Gift For Life Block Walk” in partnership with Raleigh Parks. The event included distribution of breast health information, community resources vendors, free 3-D mammograms, giveaways, line dancing, and free refreshments for attendees.
●	Radio One Washington teamed with Alpha Kappa Alpha Sorority, Inc. for the MLK Day Food Donation Drive to collect canned goods to various shelters in Southeast, Washington, D.C.
●	Radio One Washington sponsored Prince George’s County, Maryland’s Growing Green with Pride Cleanup. The event supports the county’s beautification initiative to make the community cleaner by conducting individual community litter collection events, demonstrating a shared commitment to keeping communities appealing and attractive.

These programs indicate the level of support Urban One stations provide to local communities and demonstrate the level of support reciprocated by their loyal listeners and content consumers.

Stockholder Submissions

For a stockholder to submit a candidate for the board to be considered by the nominating committee, a stockholder must notify Urban One’s Assistant Secretary. To make a recommendation for director nomination in advance of the 2024 annual meeting of Urban One, a stockholder must notify Urban One’s Assistant Secretary in writing no later than

January 1, 2024, the date that is expected to be approximately 120 days prior to the mailing of the proxy statement for the 2024 annual meeting of stockholders. Notices should be sent to:

Assistant Secretary

Urban One, Inc.

1010 Wayne Avenue, 14th Floor

Silver Spring, Maryland 20910

All notices must include all information relating to the stockholder and the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for elections of directors under the proxy rules of the United States Securities Exchange Commission.

EXECUTIVE OFFICERS

In the table below we set forth certain information on those persons currently serving as our executive officers. Biographical information on Catherine L. Hughes, Chairperson of the Board and Secretary, and Alfred C. Liggins, III, Chief Executive Officer and President, is included above in “Proposal 2 — Election of Other Directors.”

Peter D. Thompson Executive Vice President and Chief Financial Officer Age: 58

Mr. Thompson has been Chief Financial Officer (“CFO”) of Urban One since February 2008. Mr. Thompson joined the Company in October 2007 as the Company’s Executive Vice President of Business Development. Prior to working with the Company, Mr. Thompson spent 13 years at Universal Music in the United Kingdom, including five years serving as CFO. Prior to that he spent four years working in public accounting at KPMG in London, where he qualified as a Chartered Accountant.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The Company has four classes of common stock, Class A, Class B, Class C and Class D. Generally, except as summarized below, the shares of each class are identical in all respects and entitle the holders thereof to the same rights and privileges. However, with respect to voting rights, each share of Class A common stock entitles its holder to one vote and each share of Class B common stock entitles its holder to ten votes. The holders of Class C and Class D common stock are not entitled to vote on any matters. The holders of Class A common stock can convert such shares into shares of Class C or Class D common stock. Subject to certain limitations, the holders of Class B common stock can convert such shares into shares of Class A common stock. The holders of Class C common stock can convert such shares into shares of Class A common stock. The holders of Class D common stock have no such conversion rights.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 24, 2023 by:

●	each person (or group of affiliated persons) known by us to be the beneficial owner of more than five percent of any class of common stock;
●	each of the current executive officers named in the Summary Compensation Table;
●	each of our directors and nominees for director; and
●	all of our directors and executive officers as a group.

In the case of persons other than our executive officers, directors and nominees, such information is based solely upon a review of the latest schedules 13D or 13G, as amended. Each individual stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Information with respect to the beneficial ownership of the shares has been provided by the stockholders. The number of shares of stock includes all shares that may be acquired within 60 days of July 24, 2023.

	Common Stock
	Class A		Class B		Class C		Class D
	Number of	Percent of	Number of	Percent of	Number of	Percent of	Number of	Percent of	Economic	Voting
	Shares	Class	Shares	Class	Shares	Class	Shares	Class	Interest	Interest
Catherine L. Hughes (1)(2)(3)(4)(6)	262,972	2.67%	851,536	29.75%	1,124,560	54.99%	5,905,784	15.10%	15.12%	22.82%
Alfred C. Liggins, III (1)(3)(4)(5)(6)	620,918	6.30%	2,010,307	70.25%	920,456	45.01%	14,724,099	37.65%	33.92%	53.87%
Terry L. Jones							295,881	* %	*	0.00%
Brian W. McNeill							254,618	*	*	0.00%
D. Geoffrey Armstrong	10,000	*					193,140	*	*	*
B. Doyle Mitchell							16,595	*	*	0.00%
Peter D. Thompson (7)							812,755	2.08%	1.51%	0.00%
David M. Kantor (8)							468,426	1.20%	*	0.00%
Karen Wishart							115,583	*	*	0.00%
Kris Simpson							33,267	*	*	0.00%
Eric Semler	200,000	2.03%							*	*
TCS Capital Advisors	675,480	6.86%					372,492	*	1.95%	1.76%
Blackrock	532,023	5.40%							* %	1.38%
All Directors and Named Executives as a group (9 persons)	893,890	9.07%	2,861,843	100.00%	2,045,016	100.00%	22,786,881	58.26%	53.07%	76.71%

*	Less than 1%.
(1)	Includes 31,210 shares of Class A common stock and 62,998 shares of Class D common stock held by Hughes-Liggins & Company, L.L.C., the members of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999, of which Ms. Hughes is the trustee and sole beneficiary (the "Hughes Revocable Trust"), and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999, of which Mr. Liggins is the trustee and sole beneficiary (the "Liggins Revocable Trust"). The address of Ms. Hughes and Mr. Liggins is 1010 Wayne Avenue, Silver Spring, Maryland 20910.
(2)	The 247,366 shares of Class A common stock, 851,536 shares of Class B common stock and 3,260,133 shares of Class D common stock are held by the Hughes Revocable Trust; 1,124,560 shares of Class C common stock and 520,404 shares of Class D common stock are held by the Catherine L. Hughes Dynastic Trust, dated March 2, 1999, of which Ms. Hughes is the trustee and sole beneficiary.

(3)	The shares of Class A common stock and Class B common stock are subject to a voting agreement between Ms. Hughes and Mr. Liggins with respect to the election of Urban One’s directors.
(4)	As of July 24, 2023, the combined economic and voting interests of Ms. Hughes and Mr. Liggins were 49.04% and 76.68%, respectively.
(5)	The 605,313 shares of Class A common stock, 2,010,307 shares of Class B common stock, and 8,428,099 shares of Class D common stock are held by the Liggins Revocable Trust. In addition, 920,456 shares of Class C common stock and 338,808 shares of Class D common stock are held by the Alfred C. Liggins, III Dynastic Trust dated March 2, 1999, of which Mr. Liggins is the trustee and sole beneficiary.
(6)	Ms. Hughes’ total includes 1,267,810 shares of Class D common stock obtainable upon the exercise of stock options. Mr. Liggins’ total includes 2,211,684 shares of Class D common stock obtainable upon the exercise of stock options.
(7)	Includes 508,686 shares of Class D common stock obtainable upon the exercise of stock options.
(8)	Includes 194,812 shares of Class D common stock obtainable upon the exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Urban One’s directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission (“SEC”) reports showing ownership and changes in ownership of our common stock and other equity securities. Solely on the basis of reports and representations submitted by Urban One’s directors, executive officers, and greater than ten percent owners, we believe that information contained in all required Section 16(a) filings for the fiscal year ended December 31, 2022, was timely made available.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Policies and Philosophy

The overall objective of our compensation to our executives is to attract, motivate, retain, and reward the top-quality management that we need to operate successfully and meet our strategic objectives, including our diversification into a broader multi-media company. To achieve this, we aim to provide a performance-based compensation package that is competitive in the markets and industries in which we compete for talent, provides rewards for achieving financial, operational, and strategic performance goals, and aligns executives’ financial interests with those of our shareholders.

We operate in the intensely competitive media industry, which is characterized by rapidly changing technology, evolving industry standards, frequent introduction of new media services, price and cost competition, limited advertising dollars, and extensive regulation. We face many aggressive and well-financed competitors. In this environment, our success depends on attracting and maintaining a leadership team with the integrity, skills, and dedication needed to manage a dynamic organization and the vision to anticipate and respond to future market developments. We use our executive compensation program to help us achieve this objective. Part of the compensation package is designed to enable us to assemble and retain a group of executives who have the collective and individual abilities necessary to run our business to meet these challenges. Other parts are intended to focus these executives on achieving financial results that enhance the value of our stockholders’ investment. At the same time, the compensation structure is flexible, so that we can meet the changing needs of our business over time and reward executive officers and managers based on the financial performance of operations under their control.

Process

Our compensation committee meets periodically throughout the year. In addition, members of the compensation committee discuss compensation matters with our CEO and CFO and among themselves informally outside of meetings. In establishing the compensation levels for Urban One’s executive officers, the compensation committee considers a number of qualitative and quantitative factors, including the competitive market for executives, the level and types of compensation paid to executive officers in similar positions by comparable companies, and an evaluation of Urban One’s financial and operational performance. We review the compensation paid to executives at other comparable media companies as a reference point for determining the competitiveness of our executive compensation. Our peer group of radio broadcasting companies includes Citadel Broadcasting Corporation, Cox Radio, Inc., Emmis Communications Corp., Audacy Communications Corp., and Saga Communications Inc. In addition, given the diversity of our business, the compensation committee may review the compensation practices at companies with which it competes for talent, including television, cable, film, online, software and other publicly held businesses with a scope and complexity like ours. The compensation committee does not attempt to set each compensation element for any executive within a particular range related to levels provided by peers. Instead, the compensation committee uses market comparison as one factor in making compensation decisions. Other factors considered when making individual executive compensation decisions include individual contribution and performance, reporting structure, internal pay relationship, complexity and importance of roles and responsibilities, leadership, and growth potential.

Our CEO provides input into the compensation discussion and makes recommendations to the compensation committee for annual compensation changes and bonuses for the executive officers and the appropriateness of additional long-term incentive compensation. The compensation committee has retained and actively consults with a benefits consulting firm to assist with setting compensation for our executives.

Principal Components of Executive Compensation

We seek to achieve our compensation philosophy through three key compensation elements:

●	base salary;
●	a performance-based annual bonus (that constitutes the short-term incentive element of our program), which may be paid in cash, restricted stock units, shares of stock or a combination of these; and

●	grants of long-term, equity-based compensation (that constitute the long-term incentive element of our program), such as stock options and/or restricted stock units, which may be subject to time-based and/or performance-based vesting requirements.

The compensation committee believes that this three-part approach is consistent with programs adopted by similarly situated companies and best serves the interests of our stockholders. The approach enables us to meet the requirements of the competitive environment in which we operate, while ensuring that executive officers are compensated in a manner that advances both the short and long-term interests of our stockholders. Under this approach, compensation for our executive officers involves a high proportion of pay that is “at risk,” namely, the annual bonus and the value of stock options and restricted stock units. Stock options and/or restricted stock units relate a sizable portion of each executive’s long-term remuneration directly to the stock price appreciation realized by our stockholders.

The compensation committee may award stock options or grant restricted stock to any executive officer or other eligible participants under the Plan, on its own initiative or at the recommendation of management. In accordance with our Stock Plan Administration Procedures, as approved by the compensation committee, the grant date for grants approved by the compensation committee to executive officers (other than a companywide grants) is the next monthly grant date immediately following the meeting of the compensation committee. Monthly grant dates are generally the fifth day of each month, or the next NASDAQ trading day in the event the fifth day is not a business day. However, it is also our practice in granting options to executive officers to wait for the release of any material non-public information and settlement of that information in the marketplace.

Employment Agreements

Employment Agreement of the CFO

Chief Financial Officer. Peter D. Thompson serves as an Executive Vice President and Chief Financial Officer. Pursuant to an amendment to his employment agreement effective April 21, 2016, Mr. Thompson was employed as Executive Vice President and Chief Financial Officer of the Company and Vice President of its wholly owned subsidiaries commencing as of January 1, 2022, until December 31, 2024, unless earlier terminated pursuant to the terms of the agreement. Mr. Thompson is entitled to a base salary payable at the annualized rate of $650,000 per year and will be eligible for an annual bonus. Mr. Thompson’s annual target bonus opportunity will be equal to 75% of his base compensation (the “Target Bonus”), based on the achievement of performance goals as determined by Company’s Chief Executive Officer and Board of Directors; provided that (A) if the Company exceeds ninety percent (90%) of budget for the fiscal year,  the Annual Bonus shall be deemed fifty percent (50%) earned and Mr. Thompson is entitled to such amount (the “Bonus Threshold”) and (B) subject to the Bonus Threshold, depending on results, Mr. Thompson’s actual bonus may be higher or lower than the Target Bonus, as determined by the compensation committee. If Mr. Thompson achieves superior performance goals as determined by Company’s Chief Executive Officer and compensation committee, then Mr. Thompson is eligible to receive an Annual Bonus up to 132% of base compensation. Mr. Thompson received a signing bonus of $250,000, subject to a pro-rata claw-back if he leaves before the end of the term of the agreement. Mr. Thompson was also awarded 150,000 restricted shares (which were priced on September 27, 2022) of the Company’s Class D common stock vesting on January 6, 2025, as a completion bonus. Finally, Mr. Thompson will receive annual Class D stock awards with an annual value of Four Hundred Eighty-Seven Thousand Five Hundred Dollars ($487,500) and annual stock option award with an annual value of One Hundred Sixty-Two Thousand Five Hundred Dollars ($162,500). The first annual award priced and vested on September 27, 2022. The second annual award priced and vested on February 6, 2023. The third annual award will price and vest in or about January 2024.

Principal terms of prior employment agreement or arrangement under which the Company and the named executive officers are operating as modified by the 2022 Terms of Employment

On September 27, 2022, the compensation committee approved the principal terms of employment under which the Founder and the CEO are operating (the “2022 Terms of Employment”). The Founder and the CEO thus operate under prior employment agreements as modified by 2022 Terms of Employment. The terms of employment of each of the Founder and the CEO are described below.

Chairperson. Catherine L. Hughes, our founder, serves as our Chairperson of the Board of Directors and Secretary. Pursuant to the terms approved by the compensation committee, Ms. Hughes is entitled to a base salary payable at the annualized rate of $1,000,000 per year and will be eligible for an annual bonus. Ms. Hughes’ annual target bonus opportunity will be equal to 50% of her base compensation (the “Target Bonus”), based on the achievement of performance goals as determined by Company’s Chief Executive Officer and Board of Directors; provided that (A)  if the Company exceeds ninety percent (90%) of budget for the fiscal year,  the Annual Bonus shall be deemed fifty percent (50%) earned and Ms. Hughes is entitled to such amount (the “Bonus Threshold”) and (B) subject to the Bonus Threshold, depending on results, Ms. Hughes’ actual bonus may be higher or lower than the Target Bonus, as determined by the compensation committee. If Ms. Hughes achieves superior performance goals as determined by the Company’s Chief Executive Officer and compensation committee, then she is eligible to receive an Annual Bonus up to 87.5% of base compensation. Ms. Hughes was also awarded 281,250 restricted shares of the Company’s Class A common stock and stock options to purchase 93,750 Class D shares (which were priced on September 27, 2022), all vesting on January 6, 2025, as a completion bonus. Finally, Ms. Hughes will receive annual Class D stock awards with an annual value of approximately Eight Hundred Fifty-Four Thousand Two Hundred and Ninety-Seven Dollars ($854,297) and annual stock option award with an annual value of approximately Two Hundred Eighty-Four Thousand Seven Hundred Sixty-Five Dollars ($284,765). The first annual award priced and vested on September 27, 2022. The second annual award priced and vested on February 6, 2023. The third annual award will price and vest in or about January 2024.

Under her prior employment agreement under which the Company and Ms. Hughes currently operate, Ms. Hughes is also entitled to receive a pro-rata portion of her bonus upon termination due to death or disability. Ms. Hughes also receives standard retirement, welfare, and fringe benefits, as well as vehicle and wireless communication allowances and financial manager services.

President and Chief Executive Officer. Alfred C. Liggins, III is employed as our President and CEO and is a member of the Board of Directors. Mr. Liggins is entitled to a base salary payable at the annualized rate of $1,250,000 per year and will be eligible for an annual bonus. Mr. Liggins’s annual target bonus opportunity is equal to 100% of his base compensation (the “Target Bonus”), based on the achievement of performance goals as determined by Company’s Chief Executive Officer and Board of Directors; provided that (A) if the Company exceeds ninety percent (90%) of budget for the fiscal year,  the Annual Bonus shall be deemed fifty percent (50%) earned and Mr. Liggins is entitled to such amount (the “Bonus Threshold”) and (B) subject to the Bonus Threshold, depending on results, Mr. Liggins’s actual bonus may be higher or lower than the Target Bonus, as determined by the compensation committee. If Mr. Liggins achieves superior performance goals as determined by the Company’s Chief Executive Officer and compensation committee, then the Executive is eligible to receive an Annual Bonus up to 175% of base compensation. Mr. Liggins was awarded 468,750 restricted shares of the Company’s Class A common stock and stock options to purchase 156,250 Class D shares (which were priced on September 27, 2022), all vesting on January 6, 2025, as a completion bonus. Mr. Liggins is entitled to receive annual Class D stock awards with an annual value of approximately One Million Four Hundred Twenty-Three Thousand and Eight Hundred and Twenty-Eight Dollars ($1,423,828) and annual stock option award with an annual value of approximately Four Hundred Seventy-Four Thousand Six Hundred and Ten Dollars ($474,610). The first annual award priced and vested on September 27, 2022. The second annual award priced and vested on February 6, 2023. The third annual award will price and vest in or about January 2024. Finally, Mr. Liggins remains eligible for the TV One Award included in his prior employment agreement.

Under his prior employment agreement under which the Company and Mr. Liggins currently operate, Mr. Liggins is entitled to receive a pro-rata portion of his bonus upon termination due to death or disability. In recognition of his contributions in founding TV One on behalf of the Company, Mr. Liggins is also eligible to receive an award amount equal to approximately 4% of any proceeds from distributions or other liquidity events in excess of the return of our aggregate investment in TV One (the “Employment Agreement Award”). Our obligation to pay the award was triggered only after our recovery of the aggregate amount of our capital contribution in TV One and continues to be triggered only upon actual receipt of distributions of cash or marketable securities or proceeds from a liquidity event with respect to such invested amount. Mr. Liggins’ rights to the Employment Agreement Award (i) cease if he is terminated for cause or resigns without good reason and (ii) expire at the termination of his employment (but similar rights could be included in the terms of a new employment agreement). Mr. Liggins also receives standard retirement, welfare, and fringe benefits, as well as vehicle and wireless communication allowances, a personal assistant and financial manager services.

Post-Termination and Change in Control Benefits

Under the terms of her employment agreement, upon termination without cause or for good reason within two years following a change of control, Ms. Hughes will receive an amount equal to three times the sum of (i) her annual base salary and (ii) the average of her last three annual incentive bonus payments, in a cash lump sum within five days of such termination, a pro-rated annual bonus for the year of termination, and continued welfare benefits for three years, subject to all applicable federal, state and local deductions. Similarly, under the terms of his employment agreement, upon termination without cause or for good reason within two years following a change of control, Mr. Liggins will receive an amount equal to three times the sum of (i) his annual base salary and (ii) the average of his last three annual incentive bonus payments, in a cash lump sum within five days of such termination, a pro-rated annual bonus for the year of termination, and continued welfare benefits for three years, subject to all applicable federal, state and local deductions.

Under Ms. Hughes’ and Mr. Liggins’ employment agreements the terms “cause” and “good reason” are defined generally as follows:

“Cause” means (i) the commission by the executive of a felony, fraud, embezzlement or an act of serious, criminal moral turpitude which, in case of any of the foregoing, in the good faith judgment of the board, is likely to cause material harm to the business of the Company and the Company affiliates, taken as a whole, provided, that in the absence of a conviction or plea of nolo contendere, the Company will have the burden of proving the commission of such act by clear and convincing evidence; (ii) the commission of an act by the executive constituting material financial dishonesty against the Company or any Company affiliate, provided, that in the absence of a conviction or plea of nolo contendere, the Company will have the burden of proving the commission of such act by a preponderance of the evidence; (iii) the repeated refusal by the executive to use his reasonable and diligent efforts to follow the lawful and reasonable directives  of the board; or (iv) the executive’s willful gross neglect in carrying out his material duties and responsibilities under the agreement, provided, that unless the board reasonably determines that a breach described in clause (iii) or (iv) is not curable, the executive will be given written notice of such breach and will be given an opportunity to cure such breach to the reasonable satisfaction of the board within thirty (30) days of receipt of such written notice.

“Good Reason” shall be deemed to exist if, without the express written consent of the executive, (i) the executive’s rate of annual base salary is reduced, (ii) the executive suffers a substantial reduction in his title, duties or responsibilities, (iii) the Company fails to pay the executive’s annual base salary when due or to pay any other material amount due to the executive hereunder within five (5) days of written notice from the executive, (iv) the Company materially breaches the agreement and fails to correct such breach within thirty (30) days after receiving the executive’s demand that it remedy the breach, or (v) the Company fails to obtain a satisfactory written agreement from any successor to assume and agree to perform the agreement, which successor the executive reasonably concludes is capable of performing the Company’s financial obligations under this Agreement.

The foregoing summaries of the definitions of “cause” and “good reason” are qualified in their entirety by reference to the actual terms of the employment agreements for Ms. Hughes’ and Mr. Liggins’ filed with that certain Current Report Form 8-K filed April 18, 2008.

Under the terms of his employment agreement, in the event that Mr. Thompson is terminated other than for cause, provided Mr. Thompson executes a general liability release, the Company will pay Mr. Thompson severance in an amount equal to six month’s base compensation, subject to all applicable federal, state, and local deductions. With regard to Mr. Thompson, the foregoing summary of the definitions of “cause” and “good reason” are qualified in their entirety by reference to the actual terms of his employment agreement filed with that certain Current Report on Form 8-K filed October 3, 2022.

Other Benefits and Perquisites

As part of our competitive compensation package to attract and retain talented employees, we offer retirement, health, and other benefits to our employees. Our named executive officers participate in the same benefit plans as our other salaried employees. The only benefit programs offered to our named executive officers either exclusively or with terms different from those offered to other eligible employees are the following:

Deferred Compensation. We had a deferred compensation plan that allowed Catherine L. Hughes, our Chairperson, to defer compensation on a voluntary, non-tax qualified basis. The plan was terminated in 2017, and as such Ms. Hughes did not defer any of her compensation during the year ended December 31, 2022. The amount owed to her as deferred compensation for prior years is an unfunded and unsecured general obligation of our Company. Deferred amounts accrue interest based upon the return earned on an investment account with a designated brokerage firm established by Urban One. All deferred amounts are payable in a lump sum 30 days after the date of the event causing the distribution to be paid. No named executive officer earns above-market or preferential earnings on nonqualified deferred compensation.

Other Perquisites. We provide few perquisites to our named executive officers. Currently, we provide or reimburse executives for a company automobile, driver and various administrative services including a financial manager and a personal assistant.

We have set forth the incremental cost of providing these benefits and perquisites to our named executives in the 2022 Summary Compensation Table in the “All Other Compensation” column.

401(k) Plan

The Company has a defined contribution 401(k) savings and retirement plan. In calendar year 2022, participants could contribute up to $20,500 of their gross compensation, subject to certain limitations. In calendar year 2021, participants could contribute up to $19,500 of their gross compensation, subject to certain limitations. Employees ages 50 or older could make an additional catch-up contribution of in each of calendar years 2022 and 2021 up to $6,500 of their gross compensation. The Company currently does not offer any matching component with respect to its 401(k) savings and retirement plan.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code imposes limitations upon the federal income tax deductibility of certain compensation paid to our Chief Executive Officer, our Chief Financial Officer and to each of our other highly compensated executive officers. Under these limitations, we may deduct such compensation only to the extent that during any year the compensation paid to any such officer does not exceed $1,000,000 or meets certain limited conditions. The compensation committee believes that it is in our best interests to retain flexibility and discretion to make compensation awards to foster achievement of goals the Committee deems important to our success, including for example encouraging employee retention, rewarding achievement of non- quantifiable goals, and achieving progress with specific projects.

Our compensation committee may also take accounting considerations, including the impact of Accounting Standards Codification (“ASC”) Topic 718, into account in structuring compensation programs and determining the form and amount of compensation awarded.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation for each of our named executive officers, for the years ended December 31, 2022, and 2021:

							Non-qualified
						Non-Equity	Deferred
Name and				Stock Awards	Option	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary $	Bonus (1) $	(2) $	Awards (2) $	Compensation $	Earnings $	Compensation $		Total $
Catherine L. Hughes – Chairperson	2022	1,000,000	0	1,027,597	310,312	0	0	48,804	(3)	2,386,713
	2021	1,000,000	875,000	28,509	5,104	0	0	79,626	(3)	1,988,239

Alfred C. Liggins, III – CEO	2022	1,250,000	0	1,712,663	517,186	0	0	4,204,855	(4)	7,684,704
	2021	1,250,000	2,187,500	19,140	21,118	0	0	3,684,381	(4)	7,162,139

Peter D. Thompson – CFO	2022	650,000	250,000	548,740	162,611	0	0	0		1,611,351
	2021	650,000	612,500	16,269	2,913	0	0	0		1,281,682

(1)	Reflects discretionary bonuses.
(2)	The dollar amount recognized for financial statement purposes in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation,” for the fair value of options and restricted stock granted. These values are based on assumptions described in Note 13 to the Company’s audited consolidated financial statements included elsewhere in this Form 10-K.
(3)	For 2022 and 2021, for company automobile provided to Ms. Hughes and financial services and administrative support in the amounts of $4,988 and $9,141 and $43,816 and $70,485, respectively.
(4)	Mr. Liggins’ employment terms provide, among other things, that in recognition of Mr. Liggins’ contributions in founding TV One on our behalf, he is eligible to receive an award amount equal to approximately 4% of any proceeds from distributions or other liquidity events in excess of the return of the Company’s aggregate investment in TV One. The Company’s obligation to pay the award to Mr. Liggins was triggered during 2016 after its recovery of the aggregate amount of our pre-Comcast Buyout capital contribution in TV One, and only upon actual receipt of distributions of cash or marketable securities. An award in the amount of $4,038,131 and $3,572,968 was paid in 2022 and 2021, respectively. In addition, for 2022 and 2021, the Company provided financial services and administrative support to Mr. Liggins in the amounts of $166,724 and $111,413, respectively.

Pay Versus Performance

As required by new pay versus performance (“PVP”) rules adopted by the SEC in August 2022 and in effect for the first time for this proxy statement, the following Pay Versus Performance table (“PVP Table”) provides required information about compensation for our named executive officers for the periods ended December 31, 2021 and 2022 (each of 2021 and 2022, a “Covered Year”). We refer to all the named executive officers covered in the PVP Table below, collectively, as the “PVP NEOs.” The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. In reviewing this information, we believe you should consider:

●	The information in columns (b) and (d) of the PVP Table comes directly from this year’s Summary Compensation Table (or last year’s Summary Compensation Table), without adjustment, calculated in the manner as required under SEC rules for such table;
●	As required by the SEC’s PVP rules, we describe the information in columns (c) and (e) of the PVP Table as “compensation actually paid” (or “CAP”) to the applicable PVP NEOs. However, we believe these CAP amounts do not entirely reflect the final compensation that our NEOs actually earned for their service in the Covered Years, respectively. Instead, in accordance with the SEC’s PVP rules the amounts represent a combination of realized pay (primarily for cash amounts and equity that vested in the applicable Covered Year) and realizable or accrued pay as of the last day of the applicable Covered Year (primarily for equity awards that are unvested or vested but unexercised). As a result, we urge investors to use caution when evaluating CAP amounts, as they are calculated in a manner different than any information that we may have presented before; and
●	As required by the SEC’s PVP rules, we provide information in the PVP Table below about our absolute total shareholder return (“TSR”) results and our U.S. GAAP net income results (the “External Measures”) during the Covered Years. In column (h) we also present information with respect to our Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure. We present this measure as management believes Adjusted EBITDA provides useful information to management and investors by excluding certain income/(loss), expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Adjusted EBITDA is a useful performance measure because certain items included in the calculation of net income/(loss) may either mask or exaggerate trends in the Company’s ongoing operating performance measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all the identified adjustments. The reconciliation of Adjusted EBITDA to the comparable GAAP financial measure is included in Non-GAAP Financial Measures in ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS in the Company’s Form 10-K for the year ended December 31, 2022 filed with the SEC on June 30, 2023.

Pay Versus Performance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
			Average Summary	Average	Value of Initial
			Compensation	Compensation	Fixed $100
	Summary		Table Total for	Actually Paid to	Investment
	Compensation	Compensation	Non-PEO Named	Non-PEOs	Based on Total		Adjusted
	Table Total for	Actually Paid to	Executive	Named Executive	Shareholder	Net Income	EBITDA
Year	PEO (1)	PEO (1)(2)	Officers (1)	Officers (1)(2)	Return (3)	(in thousands)	(in thousands)
2022	$7,684,704	$1,250,000	$1,999,032	$950,000	$0	$39,955	$165,592

2021	$7,162,139	$3,437,500	$1,634,960	$1,568,750	$0	$39,106	$150,222

(1)	Reflects the total compensation of our current President and CEO, Alfred C. Liggins, III, who is our PEO. Our non-PEO PVP NEOs (“Non-PEO NEOs”) were Catherine L. Hughes, our Chairperson, and Peter D. Thompson, our Chief Financial Officer, for each of the Covered Years. Amounts shown are as calculated in the Summary Compensation Table (SCT) for each of the years shown.
(2)	For each covered year, in determining both the compensation actually paid for our PEO and the average compensation actually paid for our Non-PEO NEOs for purposes of this PVP Table, we deducted from or added back to the total amount of compensation reported in column (b) and column (d) for such Covered Year the following amounts:

Item and Value Added (Deducted)	2022	2021
For Mr. Liggins:
Deduction for Summary Compensation Table “Stock Awards” column value	$1,712,663	$19,140
Deduction for Summary Compensation Table “Option Awards” column value	517,186	21,118
Increase for year-end fair value of outstanding equity awards granted in Covered Year	0	0
Increase/Decrease for change in fair value of outstanding equity awards granted in prior years	2,921,970	2,226,501
Increase for vesting date fair value of equity awards granted and vested in Covered Year	0	0
Increase/Decrease for change in fair value of prior-year equity awards vested in Covered Year	0	0
Decrease for prior year-end fair value of prior-year equity awards forfeited in Covered Year	0	0
Increase for includable dividends/earnings on equity awards during Covered Year	0	0

Item and Value Added (Deducted)	2022	2021
For Non-PEO Named Executive Officers (Average):
Deduction for Summary Compensation Table “Stock Awards” column value	$788,168	$22,389
Deduction for Compensation Table “Option Awards” column value	236,461	4,008
Increase for year-end fair value of outstanding equity awards granted in Covered Year	0	0
Increase/Decrease for change in fair value of outstanding equity awards granted in prior years	1,352,518	1,601,896
Increase for vesting date fair value of equity awards granted and vested in Covered Year	0	0
Increase/Decrease for change in fair value of prior-year equity awards vested in Covered Year	0	0
Decrease for prior year-end fair value of prior-year equity awards forfeited in Covered Year	0	0
Increase for includable dividends/earnings on equity awards during Covered Year	0	0

(3)	For each Covered Year, our total shareholder return (“TSR”) was calculated based on the yearly percentage change in our cumulative TSR on each of our Class A and Class D common stock, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on the Nasdaq Global Market on December 31, 2020 through and including the last day of the fiscal year covered (each one- or two-year period, the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing Class A and Class D stock prices at the end versus the beginning of the Measurement Period, divided by (b) our closing Class A and Class D share prices at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of each Measurement Period to produce the Covered Year-end values of such investment as of the end of 2022 and 2021, as applicable. Because Covered Years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

The following charts provide, across the Covered Years, descriptions of the relationships between (1) the CAP for the PEO and the average CAP for our Non-PEO NEOs (in each case as set forth in the PVP Table above) and (2) each of the performance measures set forth in columns (f) and (g) of the PVP Table above.

The following table sets forth the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2022.

Outstanding Equity Awards at 2022 Fiscal Year-End
	OPTION AWARDS											STOCK AWARDS				STOCK AWARDS
	Number of Securities						Number of Securities					Number of Shares of			Market Value of	Number of Shares of			Market Value of
	Underlying Unexercised						Underlying Unexercised					Stock That Have			Shares of Stock That	Stock That Have			Shares of Stock That
	Options						Options					Not Vested			Have Not Vested	Not Vested			Have Not Vested
Name	(#) exercisable						(#) unexercisable			Option		(#)			($)	(#)			($)
										Exercise	Option			Date				Date
	Class A	Granted	Vested	Class D	Granted	Vested	Class D	Granted	Vested	Price ($)	Expiration Date	Class D	Granted	Award Vests	Class D	Class A	Granted	Award Vests	Class A

Catherine L. Hughes				97,668	10/06/2014	04/06/2015				2.75	10/06/2024	0			0	0			0
				97,666	10/06/2014	12/31/2015				2.75	10/06/2024
				97,666	10/06/2014	12/31/2016				2.75	10/06/2024
				199,836	08/07/2017	01/05/2018				1.90	08/07/2027	0			$0	0			$0
				210,937	01/05/2018	01/05/2019				1.80	01/05/2028	0			$0	0			$0
				174,971	07/05/2019	01/06/2020				2.17	07/05/2029	0			$0	0			$0
				189,843	06/05/2020	01/06/2021				2.00	06/05/2030	0			$0	0			$0
				101,702	09/27/2022	09/27/2022	93,750	09/27/2022	09/27/2022	4.23	09/27/2032	0			$0	281,250	09/27/2022	01/05/2025	$1,279,688

Alfred C. Liggins, III				195,670	10/06/2014	04/06/2015				2.75	10/06/2024	0			$0	0			$0
				195,665	10/06/2014	12/31/2015				2.75	10/06/2024
				195,665	10/06/2014	12/31/2016				2.75	10/06/2024
				333,059	08/07/2017	01/05/2018				1.90	08/07/2027	0			$0	0			$0
				351,562	01/05/2018	01/05/2019				1.80	01/05/2028	0			$0	0			$0
				291,619	07/05/2019	01/06/2020				2.17	07/05/2029	0			$0	0			$0
				316,406	06/05/2020	01/06/2021				2.00	06/05/2030	0			$0	0			$0
				169,503	09/27/2022	09/27/2022	156,250	27/09/2022	09/27/2022	4.23	09/27/2032	0			$0	468,750	09/27/2022	01/05/2025	$2,132,813

Peter D. Thompson				112,500	10/06/2014	12/31/2015				2.75	10/06/2024	0			$0	0			$0
				112,500	10/06/2014	12/31/2016				2.75	10/06/2024
				59,527	07/05/2019	01/06/2020				2.17	07/05/2029	0			$0	0			$0
				108,333	06/05/2020	01/06/2021				2.00	06/05/2030	0			$0	0			$0
				58,036	09/27/2022	09/27/2022				4.23	09/27/2032	150,000	09/27/2022	01/05/2025	$564,000	0			$0

David M. Kantor				94,150	06/05/2020	01/06/2021				2.00	06/05/2030	0			$0	0			$0
				50,438	09/27/2022	09/27/2022				4.23	09/27/2032	0			$0	0			$0

Karen Wishart				12,500	02/10/2017	10/02/2018				1.90	10/02/2027	0			$0	0			$0
				19,643	09/27/2022	09/27/2022				4.23	09/27/2032	0			$0	0			$0

Kris Simpson				12,054	09/27/2022	09/27/2022				4.23	09/27/2032	0			$0	0			$0

Directors’ Fees

Pursuant to our director compensation policy, our non-employee directors each receive an annual retainer of $50,000 which is paid in equal installments on a quarterly basis and $50,000 of restricted stock units which vest over a two year period. In addition, they receive $10,000 annually for being a member of a committee (the chairperson of each committee receives an additional $5,000 per annum) and are reimbursed for all out-of-pocket expenses related to meetings attended. Under our policies, the grant date for the Non-Employee Director Annual Award is the fifth day of the month following the date of the annual stockholder meeting.

2022 Director Compensation

	Fees Earned
	or Paid in	Stock Awards	Option Awards
Name	Cash $ (1)	$ (1)(2)	$ (1)(2)	Total $
Terry L. Jones (3)	85,000	48,865	0	133,865

Brian W. McNeill	80,000	48,865	0	128,865

B. Doyle Mitchell, Jr.	70,000	36,004	0	106,004

D. Geoffrey Armstrong (3)	75,000	48,865	0	123,865

(1)	The dollar amount recognized for financial accounting statement reporting purposes in 2022 in accordance with ASC 718.

(2)	On July 5, 2022 each non-employee director was awarded 11,848 restricted shares of Class D common stock.

The number of shares was determined by dividing $4.22, the closing price of our Class D common stock on July 5, 2022 into $50,000.

On July 6, 2021 each non-employee director was awarded 9,671 restricted shares of Class D common stock.

The number of shares was determined by dividing $5.17, the closing price of our Class D common stock on June 6, 2021 into $50,000.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2022, the number of shares of Class A and Class D common stock that are issuable upon the exercise of stock options outstanding under our Amended and Restated Urban One 2019 Stock Option and Restricted Stock Grant Plan.

				Number of Securities Remaining
				Available for Future Issuance
		Number of Securities to be	Weighted Average Exercise	Under Equity Compensation
		Issued Upon Exercise of	Price of Outstanding	Plans (excluding Securities
Plan category		Outstanding Options	Options	Reflected In the First Column)
Equity compensation plans approved by security holders
Urban One 2019 Stock Option and Restricted Stock Grant Plan
	Class A	0	0.00	1,250,000
Urban One 2019 Stock Option and restricted Stock Plan
	Class D	4,594,734	2.18	3,656,278
Equity compensation plans not approved by security holders		0	0.00	0
Total		4,594,734	2.18	4,906,278

AUDIT COMMITTEE REPORT

This report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of Urban One’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

The audit committee’s responsibilities are described in its written charter adopted by the board. The audit committee charter is posted on Urban One’s website located at https://urban1.com/urban-one-investor-relations/. The audit committee fulfills its responsibilities through periodic meetings with our independent registered public accounting firm and management. The audit committee reviews the financial information that will be provided to stockholders and others, the systems of internal controls that management and the board have established, and the audit process. In fulfilling these responsibilities, the committee, among other things, oversees the independent registered public accounting firm and confirms their independence, reviews the adequacy of the system of internal accounting controls and internal control over financial reporting, reviews financial statements, earnings releases and accounting matters, and reviews related party transactions. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The committee meetings regularly included separate sessions with the independent registered public accounting firm, in each case without the presence of Urban One’s management. As part of its oversight of Urban One’s financial statements, the committee reviewed and discussed with both management and the independent registered public accounting firm the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2022, and quarterly operating results prior to their issuance.

The committee also typically holds discussions with management and the independent registered public accounting firm regarding the effectiveness of the Company’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As required due to the Company’s status as an accelerated filer for the year ended December 31, 2022, such discussion was held in connection with the filing of the Form 10-K for 2022. The committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB"”) Auditing Standard AS 1301,

“Communications with Audit Committees,” as amended, which includes, among other items, matters related to the conduct of the annual audit of Urban One’s financial statements. In addition, the committee discussed with the independent registered public accounting firm the auditor’s independence from Urban One and its management, including the matters in the written disclosures required by AS 1005, “Independence,” and the committee satisfied itself as to the independent registered public accounting firm’s independence.

Urban One management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Exchange Act Rule 13a-15(f) and 15d-15(f). Under the supervision and with the participation of our management, including our CEO and CFO, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on criteria established in Internal Control – Integrated Framework (2013) published by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting also can be circumvented by collusion or improper management override. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process. Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk.

During 2022, management advised the committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the committee. Management also advised the committee of the following items:

On August 8, 2022, executive management, in consultation with the Company’s independent registered public accounting firm, advised the committee that it was necessary for the Company to amend its prior disclosure in regard to Item 9A Controls and Procedures included in Form 10-K of the Company filed on March 15, 2022. As part of the preparation of the Company’s June 30, 2022 interim financial statements, management determined that there was an error in certain third party reports and assumptions used in the valuation of its radio broadcasting licenses. Management determined that the Company did not design and maintain effective controls over the completeness and accuracy of the balances of its radio broadcasting licenses, goodwill and related accounts. Specifically, the Company’s monitoring and control activities related to review of key third party reports and assumptions used in the valuation of its radio broadcasting licenses and goodwill were not operating effectively. This deficiency represented a material weakness in the Company’s internal controls over financial reporting at March 31, 2022 and December 31, 2021.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The Company filed amendments to its Annual Report on Form 10-K originally filed on March 15, 2022 (updating Item 9A and BDO’s opinion relating to the effectiveness of the Company’s internal controls over financial reporting) on Form 10-K/A on October 11, 2022 and Quarterly Report for the period ended March 31, 2022 originally filed May 9, 2022 (updating Item 4) on Form 10-Q/A also on October 11, 2022.

In addition, under the supervision of the audit committee and with the participation of our Chief Executive Officer and Chief Financial Officer, the Company conducted an assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 based on the criteria established in Internal Control - Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). Management concluded that its internal control over financial reporting was ineffective as of December 31, 2022. The Company noted the following material weaknesses in its internal control over financial reporting as of December 31, 2022:

Control Environment, Risk Assessment, and Monitoring – We did not have appropriately designed entity-level controls impacting the (1) control environment, (2) risk assessment procedures, and (3) monitoring activities to prevent or detect material misstatements to the financial statements and assess whether the components of internal control were present and functioning. These deficiencies were attributed to an insufficient number of qualified resources to effectively operate and oversee internal controls over financial reporting.

Control Activities – Management has determined that the Company did not have adequate selection and development of effective control activities resulting in the following material weaknesses:

●	Management did not design and maintain effective information technology general controls in the areas of user access and program change management for certain information technology systems that support the Company’s financial reporting and other processes. This material weakness also resulted in segregation of duties conflicts for certain user roles.
●	Management did not design and maintain effective controls to support proper segregation of duties relating to the review of manual journal entries.
●	Management did not design and maintain effective review controls over revenue, income taxes, content assets, launch assets, the preparation of the statements of cash flows, and certain financial statement disclosures with an appropriate level of precision to detect a material misstatement.
●	Management did not design and maintain effective review controls over the accounting and disclosures related to the investment in MGM National Harbor. This material weakness resulted in a restatement as disclosed in Note 2 and Note 17 to the annual financial statements as of and for the period ended December 31, 2022.
●	As previously reported, management did not design and maintain effective controls over the completeness and accuracy of the balances of its radio broadcasting licenses, goodwill and related accounts. Specifically, the Company’s monitoring and control activities related to review of key third-party reports and assumptions used in the valuation of its radio broadcasting licenses, goodwill and related accounts were not operating effectively.

The Company’s independent registered public accounting firm expressed an opinion on our internal control over financial reporting, as stated in its report which is included in Part IV, Item 15 of the Company’s Form 10-K for the year ended December 31, 2022  under the caption “Reports of Independent Registered Public Accounting Firm.” Our Annual Report on Form 10-K was filed with the SEC on June 30, 2023.

Plans for Remediation

Management is committed to the remediation of the material weaknesses described above, as well as the continued improvement of the Company’s internal control over financial reporting. Management has implemented and continues to implement measures designed to ensure that control deficiencies contributing to the material weaknesses are remediated, such that these controls are designed, implemented and operating effectively. Specifically, we are:

●	Hiring additional accounting personnel and implementing training of new and existing personnel on proper execution of designed control procedures;
●	Engaging external resources with the appropriate depth of expertise to support the redesign of certain control procedures;
●	Designing, implementing and documenting enhanced controls, policies, and procedures with an appropriate level of precision to detect a material misstatement, and to retain sufficient documentation to support the operating effectiveness of the controls. Our control enhancement procedures will include:
o	Modifying our journal entry process and system role configuration to establish a formal hierarchy of review of journal entries in order to enforce proper segregation of duties;
o

increasing the precision and specificity of our control activities, addressing completeness and accuracy of the information used in performing management review controls, as well as documenting sufficient evidence of management’s review supporting its conclusions; and

o	redesigning information technology general controls across in-scope systems related to user access and change management.

Management will design and test the operating effectiveness of the newly implemented controls in future periods. The material weaknesses will not be considered remediated, however, until the applicable controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively.

Except for the material weaknesses described above, there were no changes in our internal control over financial reporting during the year ended December 31, 2022 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the board, and the board approved, the inclusion of the audited financial statements in Urban One’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Subsequent to the filing of Urban One’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company notified BDO that it would be dismissed as the Company’s independent registered public accounting firm. The audit committee approved the dismissal of BDO on July 11, 2023 and BDO’s dismissal as the Company’s independent registered public accounting firm was effective on July 12, 2023. The Board appointed Ernst & Young, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 effective as of July 12, 2023.

The audit reports of BDO on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and December 31, 2021 contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO’s report on the Company’s financial statements as of and for the years ended December 31, 2022  and 2021 noted that “As discussed in Note 2 to the consolidated financial statements, the 2021 consolidated financial statements have been restated to correct misstatements.”

During the Company’s fiscal years ended December 31, 2022 and December 31, 2021 and through July 11, 2023, the Company had no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Company for such years.

Respectfully submitted,

Audit Committee:

D. Geoffrey Armstrong, Chairman
Brian W. McNeill,
Terry L. Jones
B. Doyle Mitchell

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all transactions and relationships in which Urban One and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. In addition, our code of ethics requires our directors, executive officers, and principal financial officers to report to the board or the audit committee any situation that could be perceived as a conflict of interest. Once a related person transaction has been identified, the Board of Directors may appoint a special committee of the Board of Directors to review and, if appropriate, approve such transaction. The special committee will consider the material facts, such as the nature of the related person’s interest in the transaction, the terms of the transaction, the importance of the transaction to the related person and to us, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and other matters it deems appropriate. As required under the SEC rules, we disclose related party transactions that are directly or indirectly material to us or a related person.

Reach Media operates the Tom Joyner Foundation’s Fantastic Voyage® (the “Fantastic Voyage®”), a fund-raising event, on behalf of the Tom Joyner Foundation, Inc. (the “Foundation”), a 501(c)(3) entity. The agreement under which the Fantastic Voyage® operates provides that Reach Media provide all necessary operations of the cruise and that Reach Media will be reimbursed its expenditures and receive a fee plus a performance bonus. Distributions from operating revenues are in the following order until the funds are depleted: up to $250,000 to the Foundation, reimbursement of Reach’s expenditures, up to a $1.0 million fee to Reach, a performance bonus of up to 50% of remaining operating revenues to Reach Media, with the balance remaining to the Foundation. For 2021 and 2023, $250,000 to the Foundation is guaranteed; the Fantastic Voyage® did not operate in 2022. Reach Media’s earnings for the Fantastic Voyage® in any given year may not exceed $1.75 million. The Foundation’s remittances to Reach Media under the agreements are limited to its Fantastic Voyage® related cash collections. Reach Media bears the risk should the Fantastic Voyage® sustain a loss and bears all credit risk associated with the related passenger cruise package sales. The agreement between Reach and the Foundation automatically renews annually unless termination is mutually agreed or unless a party’s financial requirements are not met, in which case the party not in breach of their obligations has the right, but not the obligation, to terminate unilaterally. As of December 31, 2022, the Foundation owed Reach Media approximately $2.3 million and as of December 31, 2021, Reach Media owed the Foundation $41,000 under the agreements for the operation of the cruises.

The Fantastic Voyage took place during the fourth quarter of 2021. For the year ended December 31, 2021, Reach Media’s revenues, expenses, and operating income for the Fantastic Voyage were approximately $7.0 million, $6.6 million, and $400,000, respectively.

Reach Media provides office facilities (including office space, telecommunications facilities, and office equipment) to the Foundation. Such services are provided to the Foundation on a pass-through basis at cost. Additionally, from time to time, the Foundation reimburses Reach Media for expenditures paid on its behalf at Reach Media-related events. Under these arrangements, as of December 31, 2022 and 2021, the Foundation owed $6,000 and $4,000, respectively, to Reach Media.

Alfred C. Liggins, President and Chief Executive Officer of Urban One, Inc., is a compensated member of the Board of Directors of Broadcast Music, Inc. (“BMI”), a performance rights organization to which the Company pays license fees in the ordinary course of business. During the years ended December 31, 2022 and 2021, the Company incurred expense of approximately $3.8 million and $4.7 million, respectively. As of December 31, 2022 and 2021, the Company owed BMI approximately $1.5 million and $423,000, respectively.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our financial statements for the year ended December 31, 2022, were audited by BDO USA, LLP, our independent registered public accounting firm for the year ended December 31, 2022. On July 11, 2023, the audit committee approved the dismissal of BDO as the Company’s independent registered public accounting firm effective on July 12, 2023. The Board of Directors has appointed Ernst & Young, LLP as independent registered public accounting firm to audit our financial statements for the year ending December 31, 2023. Although not required by the bylaws or other applicable laws, the Board of Directors, in accordance with accepted corporate practice, is asking stockholders to ratify the action of the Board of Directors in appointing the firm of Ernst & Young, LLP to be the independent registered public accounting firm of Urban One for the year ending December 31, 2023, and to perform such other services as may be requested.

Whether the selection of Ernst & Young, LLP is ratified or not by our stockholders at the annual meeting, the Board of Directors in its discretion may select and appoint a different independent registered public accounting firm at any time. In all cases, the Board of Directors will make any determination as to the selection of Urban One’s independent registered public accounting firm in light of the best interests of Urban One and its stockholders.

Representatives of Ernst & Young, LLP will be present at the meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid by us for audit and other services provided by BDO USA, LLP during 2022 and 2021.

	Year Ended December 31,
	2022	2021
Audit fees (1)	$2,820,000	$1,646,500

(1)	Consists of professional services rendered in connection with the audit of our financial statements for the most recent fiscal year, reviews of the financial statements included in our quarterly reports on Form 10-Q during the fiscal years ended December 31, 2022 and 2021, respectively, and the issuance of consents for filings with the SEC.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed for Urban One by Ernst & Young, LLP. This policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. The audit committee has delegated to the chairperson of the audit committee authority to approve permitted services up to a certain amount provided that the chairperson reports any decisions to the audit committee at its next scheduled meeting.

The Board Unanimously Recommends that You Vote “For”

the Ratification of Ernst & Young, LLP as the Independent Registered Public Accounting Firm

for the Year Ending December 31, 2023.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

In order for a stockholder proposal intended to be presented pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for the 2024 annual meeting, we must receive it no later than January 1, 2024, the date that is expected to be approximately 120 days prior to the mailing of the proxy statement for the 2024 annual meeting of stockholders. To be considered for inclusion in our proxy statement for that meeting, the stockholder proposal must be in compliance with Rule 14a-8 under the Exchange Act. In order for a stockholder proposal outside of Rule 14a-8 to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, the stockholder proposal must be received by Urban One no later than March 10, 2024. Stockholder proposals must be submitted by written notice delivered to the Assistant Secretary, Urban One, Inc., 14th Floor, 1010 Wayne Avenue, Silver Spring, Maryland 20910.

OTHER BUSINESS

At this time, the Board of Directors does not know of any business to be brought before the meeting other than the matters described in the notice of annual meeting. However, if a stockholder properly brings any other matters for action, each person named in the accompanying proxy intends to vote the proxy in accordance with his or her judgment on such matters.

By Order of the Board of Directors,

Karen Wishart
Assistant Secretary

Your Vote Counts! URBAN ONE, INC. 2023 Annual Meeting Vote by September 13, 2023 11:59 PM ET URBAN ONE, INC. 1010 WAYNE AVENUE 14TH FLOOR SILVER SPRING, MARYLAND 20910 V21355-P97874 You invested in URBAN ONE, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on September 14, 2023. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to August 31, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Meeting Details* September 14, 2023 9:30 AM, EDT There will not be a physical meeting location. The 2023 Annual Meeting can be accessed by calling toll free 844-867-6169 and entering the access code 4036158 at the prompt. You will be able to listen to the meeting live and submit questions during the question and answer period. *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. V1.1

1. Election of Class A Directors Nominees: 01) Brian W. McNeill Class A Director 02) Terry L. Jones Class A Director 2. Election of Class B Directors Nominees: 2a. Catherine L. Hughes Class B Director 2b. Alfred C. Liggins, III Class B Director 2c. D. Geoffrey Armstrong Class B Director 2d. B. Doyle Mitchell Class B Director 3. Ratification of selection of Ernst & Young, LLP as Urban One, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2023. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V21356-P97874 For For For For For For

SCAN TO VIEW MATERIALS & VOTE URBAN ONE, INC. 1010 WAYNE AVENUE 14TH FLOOR SILVER SPRING, MARYLAND 20910 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 13, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V21352-P97874 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY URBAN ONE, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Class A Directors    Nominees: 01) Brian W. McNeil Class A Director 02) Terry L. Jones Class A Director 2. Election of Class B Directors Nominees: For Withhold 2a. Catherine L. Hughes Class B Director   2b. Alfred C. Liggins, III Class B Director   2c. D. Geoffrey Armstrong Class B Director   2d. B. Doyle Mitchell Class B Director   The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 3. Ratification of selection of Ernst & Young, LLP as Urban One, Inc.'s independent registered public accounting firm for the fiscal year ending    December 31, 2023. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com V21353-P97874 URBAN ONE, INC. Annual Meeting of Shareholders Thursday, September 14, 2023 at 9:30 a.m. Eastern Time There will not be a physical location for the Annual Meeting. To access the 2023 annual meeting call 844-867-6169 and enter the access code 4036158. This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Peter D. Thompson and Karen Wishart, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of Urban One, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 a.m., EDT on September 14, 2023 by virtual/telephonic meeting, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side